As filed with the U.S. Securities and Exchange Commission on May 7, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1599372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Point House 3 Waterloo Lane Pembroke, Bermuda HM 08 (441) 542 3300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Registered Agent Solutions, Inc.
99 Washington Avenue, Suite 1008
Albany, New York 12260
(888) 705-7274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Steven J. Slutzky, Esq. Eric T. Juergens, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Rachael Dugan General Counsel SiriusPoint Ltd. Point House, 3 Waterloo Lane Pembroke, Bermuda HM 08 (441) 542-3300

From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common shares, $0.10 par value per share
Preference shares, $0.10 par value per share
Senior Debt Securities
Depositary shares
Warrants
Units
Share Purchase Contracts

(1)    An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.

PROSPECTUS
SIRIUSPOINT LTD.
Common Shares
Preference Shares
Senior Debt Securities
Depositary Shares
Warrants
Units
Share Purchase Contracts

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
Our common shares, $0.10 par value per share (“Common Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “SPNT.” On May 5, 2021, the last reported sale price of our Common Shares on the NYSE was $10.64 per share.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our Common Shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
The date of this prospectus is May 7, 2021.

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About This Prospectus
This prospectus is part of a registration statement that SiriusPoint Ltd. (“SiriusPoint”) filed with the SEC using a “shelf” registration process. Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us” and the “Company” refer to SiriusPoint and its directly and indirectly owned subsidiaries, including Sirius Group (as defined below), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries.
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Neither we, the selling shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation.
You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.
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Disclosure Regarding Forward-Looking Statements
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information, and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend” and the negative of these or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements.
These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the costs, expense and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events that could adversely affect our results of operations and financial condition; fluctuations in our results of operations; a downgrade or withdrawal of our financial ratings would significantly and negatively affect our ability to implement our business strategy successfully; loss and loss adjustment expenses reserves may be inadequate to cover SiriusPoint’s ultimate liability for losses and as a result its financial results could be adversely affected; global climate change and/or periods characterized by excess underwriting capacity and unfavorable premium rates may have an adverse effect on our business, operating results and financial conditions; SiriusPoint’s investment portfolio may suffer reduced returns or losses; adverse changes in interest rates, foreign currency exchange rates, equity markets, debt markets or market volatility could result in significant losses to SiriusPoint’s investment portfolio; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate sufficient future taxable income or applicable corporate tax rates are reduced; the lack of availability of capital; future strategic transactions such as acquisitions, dispositions, mergers, strategic investments or joint ventures; cyber breaches; our concentrated exposure in Third Point Enhanced LP (the “TP Fund”) whose investment strategy may bear substantial investment risks; and conflicts of interest among various members of the TP Fund, Third Point LLC and SiriusPoint may adversely affect us.
Additional factors that could materially affect these forward-looking statements can be found in our reports filed with the SEC that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus, as well as any other reports that we may file from time to time with the SEC and all other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto, as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information.”

Our Company
SiriusPoint Ltd.
SiriusPoint is an international specialty insurance and reinsurance company created from our combination (the “Merger”) with Sirius Group, a global multi-line insurer and reinsurer. Headquartered in Bermuda with offices in New York, Stockholm, London, Hamburg, Zurich, Liege and Singapore. SiriusPoint has a global platform that provides insurance and reinsurance solutions services to clients and brokers on a worldwide basis through its operating subsidiaries, with access to admitted and non-admitted paper in Europe, the United States, Bermuda and Lloyd’s of London. SiriusPoint’s insurance lines include: Environmental, Property, Energy, Workers’ Compensation and Aviation and Space. SiriusPoint’s reinsurance lines include: Life, Accident and Health, Property, Marine and Energy, Casualty, Aviation and Space and Credit and Bond. SiriusPoint also offers Runoff solutions. As of the closing of the Merger on February 26, 2021, SiriusPoint had over $3.0 billion in initial capital.
SiriusPoint is listed on the NYSE (SPNT). Its principal executive offices are located at Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, and its main telephone number is (441) 542-3300.

Use of Proceeds
Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Share Capital
The following description of our Common Shares and preference shares, $0.10 par value per share (“Preference Shares”), in this prospectus is a summary. When we, or one or more selling security holders to be identified in a prospectus supplement, offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of the Common Shares and Preference Shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.
The following description does not purport to be complete and is qualified in its entirety by reference to any prospectus supplement, the SiriusPoint memorandum of association (the “Memorandum of Association”) and the SiriusPoint bye-laws (the “Bye-Laws”), and to the applicable provisions of Bermuda law and to the listing rules of the NYSE. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of our Memorandum of Association and our Bye-Laws.
Capitalization
Our authorized share capital consists of 300,000,000 Common Shares and 30,000,000 Preference Shares. As of April 30, 2021, we had 161,590,077 Common Shares issued and outstanding, including 2,985,900 restricted shares, 11,720,987 Series A Preference Shares issued and outstanding and 8,000,000 Series B Preference Shares issued and outstanding. As of April 30, 2021, we had reserved up to 38,529,974 Common Shares issuable upon the conversion, exercise, exchange or settlement of other outstanding classes of securities. As of April 30, 2021, a total of 30,509,507 Common Shares were reserved for issuance under our current share incentive plans and in connection with restricted share award agreements entered into between us and certain of our employees and directors. As of April 30, 2021, there were share options outstanding (subject to vesting) for 10,580,961 Common Shares.
Preference Shares
Pursuant to Bermuda law and our Bye-Laws, the SiriusPoint Board of Directors (the “Board”) by resolution may establish one or more series of Preference Shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of SiriusPoint. The specific terms of Preference Shares will be described in a prospectus supplement.
Common Shares
Our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.
Dividend Policy
The Board may, subject to Bermuda law and our Bye-Laws, declare a dividend to be paid to our shareholders as of a record date determined by the Board, in proportion to the number of shares held by such holder. No unpaid dividend shall bear any interest.
Voting Rights
In general, and subject to the adjustments described below, shareholders have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

Under our Bye-Laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our Bye-Laws, as applied by the Board within its discretion.
“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).
“Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the Controlled Shares of such person.
“9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares.
In addition, our Bye-Laws provide that the Board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates; provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated shareholders to the extent possible under the circumstances.
Our Bye-Laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the Board may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of the Controlled Shares.
Our Bye-Laws also provide that if CM Bermuda Limited, a Bermuda exempted company limited by shares (“CM Bermuda”), its “Affiliates” and its “Related Persons” (each as defined in the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and CM Bermuda, filed as Exhibit 4.5 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, and, together with CM Bermuda, the “Investor Affiliated Group”) beneficially own Common Shares or any other authorized or other common shares of SiriusPoint which would cause the Investor Affiliated Group to be treated as the beneficial owner of votes in excess of 9.9% of the votes conferred by all of our issued and outstanding shares with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of Common Shares, the votes conferred by the Common Shares or any of our other authorized or other common shares that are beneficially owned by the Investor Affiliated Group are equal to, and not less than, 9.9% of the total outstanding vote of such shares with respect to such matter.
Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Certain Bye-Law Provisions
The provisions of our Bye-Laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that an investor might consider in its best interest, including an attempt that might result in its receipt of a premium over the market price for its shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board, which could result in an improvement of such persons’ terms.
Number of Directors
Our Bye-laws provide that the Board shall consist of such number of directors, not fewer than five directors, as the Board may from time to time determine in its sole discretion, up to a maximum of thirteen directors.
Classified Board of Directors
In accordance with the terms of our Bye-Laws, our Board is divided into three classes, Class I, Class II and Class III. Directors hold office for a three year term. If the number of directors is changed, any increase or decrease is apportioned by our Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy holds office for a term that coincides with the remaining term of the other directors of that class, but in no case does a decrease in the number of directors shorten the term of any director then in office. A director holds office until the annual general meeting for the year in which his term expires, subject to conditions of our Bye-Laws. Our Bye-Laws further provide that the authorized number of directors may only be changed by resolution of our Board. Additionally, our Board has the power to fill vacancies on the Board as a result of death, disability, disqualification or resignation or as a result of an increase in the size of the Board. This allows our Board to elect a class director to fill a vacant class seat (created by any increase in the number of directors on the Board), without the need to wait for the expiry of such class of director’s three year term. Any appointment by our Board to fill a vacancy on the Board is for a term of office equal to the remainder of the full term of the class of directors to which the director was appointed or in which the vacancy was created from any increase in the number of directors, as the case may require.
Removal of Director
Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of SiriusPoint’s voting shares. Any vacancy on our Board resulting from the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, by our Board. A director who is appointed by our Board to fill the vacancy resulting from the removal of a director shall hold office for the remainder of the full term of the class of directors of the removed director.
No Shareholder Action by Written Consent
Our Bye-Laws provide that shareholder action may be taken only at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder meeting could delay, prevent or invalidate shareholder action.
Shareholder Advance Notice Procedure
Our Bye-Laws establish an advance notice procedure for shareholders depending on whether the shareholders are nominating candidates for election as directors or whether the shareholders are bringing other business before either an annual general meeting or special general meeting of the shareholders. For nominations of persons for election to our Board, to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 70 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs. For proposals of business other than the nominations of persons for election to our Board to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than ten days following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting, not later than seven days following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.
For nominations of persons for election to our Board, the notice must include the following information:
•as to each person whom the shareholder proposes to nominate for election as a director:
•written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
•the name, age, business address and residential address of the person;
•the principal occupation or employment of the person;
•the class or series and number of shares which are owned beneficially or of record by the person; and
•any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
•as to the shareholder giving the notice:
•the name and record address of such shareholder;
•the class or series and number of shares of SiriusPoint which are owned beneficially or of record by such shareholder;
•a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;
•a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice; and
•any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
For other proposals of business to be brought before the general meeting, as to each matter, the notice must include the following information:
•a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws, the language of the proposed amendment) and the reasons for conducting such business at the general meeting;
•the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the business is being proposed;
•the class or series and number of shares of SiriusPoint which are registered in the name of or beneficially owned by such shareholder and such beneficial owner (including any shares as to which such shareholder or such beneficial owner has a right to acquire ownership at any time in the future);
•a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such shareholder or such beneficial owner, the purpose or effect of which is to give such shareholder or such beneficial owner economic risk similar to ownership of shares of SiriusPoint;
•a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such shareholder or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of SiriusPoint, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or beneficial owner, or which provides, directly or indirectly, such shareholder or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of SiriusPoint;
•a description of all agreements, arrangements, understandings or relationships between such shareholder or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder or such beneficial owner or any of their respective affiliates or associates in such business;
•a representation that such shareholder intends to appear in person or by proxy at the general meeting to bring such business before the general meeting;
•a representation as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to shareholders of at least the percentage of the voting power of our issued and outstanding shares required to pass such proposed business and/or (B) otherwise solicit proxies from shareholders in support of such proposed business; and
•such other information relating to the proposed business as we may reasonably require.
Amendments to Memorandum of Association and Bye-Laws
Amendments to our Bye-Laws require an affirmative vote of majority of our Board and a majority of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders. Amendments to the Memorandum of Association require an affirmative vote of majority of our Board and 66.67% of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders. Our Bye-Laws also provide that specified provisions of the Bye-Laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special general meeting of shareholders, including the provisions governing voting, the election of directors, the classified Board, director removal and amendments to the Bye-Laws and Memorandum of Association.

In addition, no amendment to our Bye-Laws or Memorandum of Association which would have a material adverse effect on the rights of Daniel S. Loeb may be made without his consent, but only for so long as he holds a number of shares equal to at least 25% of the total number of shares held by such party on December 22, 2011.
These provisions make it more difficult for any person to remove or amend any provisions in the Memorandum of Association and Bye-Laws that may have an anti-takeover effect.
Business Combinations
Our Bye-Laws provide that we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of three years following the time that the shareholder became an interested shareholder without the approval by our Board and the authorization at an annual or special general meeting by the affirmative vote of at least 66.67% of the issued and outstanding voting shares that are not owned by the interested shareholder unless:
•prior to the time that the person became an interested shareholder, our Board approved either such business combination or the transaction which resulted in the person becoming an interested shareholder; or
•upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the number of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.
Our Bye-Laws define “business combination” to include the following:
•any merger or consolidation of SiriusPoint with the interested shareholder or its affiliates;
•any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of our assets involving the interested shareholder;
•subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of ours to the interested shareholder;
•any transaction involving us that has the effect of increasing the proportionate share of any class or series of its shares beneficially owned by the interested shareholder; or
•any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.
An “interested shareholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of our issued and outstanding voting shares.
In respect of any business combination to which the restrictions in our Bye-Laws do not apply but which the Companies Act 1981 of Bermuda (the “Companies Act”) requires to be approved by the shareholders, the necessary shareholders’ approval is the affirmative vote of a majority of the votes cast for any business combination which has been approved by our Board, but where such business combination has not been approved by our Board, the necessary shareholders’ approval requires the affirmative vote of shares carrying not less than 662∕3% of the total voting rights of all issued and outstanding shares. The same shareholder approval thresholds also apply in respect of any merger or amalgamation which is not considered a “business combination” but which the Companies Act requires shareholder approval.

Consent to Special Actions
Pursuant to the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and Daniel S. Loeb, filed as Exhibit 4.6 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, we shall not, and shall cause our subsidiaries not to, enter into any transaction with any (i) affiliate of ours, (ii) shareholder and/or director, officer, employee, and/or affiliate of any shareholder and/or (iii) director, officer, employee, and/or affiliate of any of the foregoing without the prior written consent of Daniel S. Loeb for so long as he holds shares representing at least 25% of the shares respectively held by him on December 22, 2011.
Meetings of Shareholders
Our annual general meeting will be held each year. A special general meeting will be held when, in the judgment of the Chairman, any two of our directors, any director and our Secretary or our Board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 1/10th of our voting shares, our Board shall convene a special general meeting. At least two or more persons representing more than 50% of SiriusPoint’s aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting; provided that if we shall at any time have only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. As determined according to certain adjustments of voting power specified in our Bye-Laws (see “— Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Transfer Agent and Registrar
The transfer agent and registrar for Common Shares and Preference Shares is Computershare Trust Company, N.A.
Listing
Common Shares are listed on the NYSE under the symbol “SPNT”.

Description of Debt Securities
The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms applicable to the debt securities and any variations from the terms set forth below will be set forth in the prospectus supplement relating to such debt securities.
General
We may offer, from time to time, senior debt securities directly to the public or as part of a unit. We may issue the senior debt securities in one or more series under a Senior Indenture to be entered into between SiriusPoint, as issuer, and The Bank of New York Mellon, as trustee. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indenture.
The following description of the terms of the indenture is a summary. It summarizes only those portions of the indenture that we believe will be most important to your decision to invest in the debt securities. You should keep in mind, however, that it is the indenture, as supplemented by any applicable supplemental indenture, and not this summary, that defines your rights as a holder of the debt securities of a particular series. There are other provisions in the indenture and any applicable supplemental indenture that may also be important to you. You should read the indenture and any applicable supplemental indenture for a full description of the terms of the debt securities.
Whenever we refer to particular provisions or terms of the indenture in this prospectus or in any prospectus supplement, such provisions or terms are incorporated by reference herein or in the prospectus supplement relating to such debt securities.
Ranking
The debt securities will be our unsecured and senior obligations and will rank equally in right of payment with all of our other existing and future unsecured and senior indebtedness. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the debt securities will effectively rank junior to any of our future secured debt to the extent of the value of the assets securing such debt.
Since SiriusPoint is a holding company, most of its operating assets are owned by its subsidiaries. SiriusPoint will rely primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding obligations and corporate expenses. Accordingly, any debt securities SiriusPoint issues will be effectively subordinated to all existing and future liabilities of SiriusPoint’s subsidiaries, and you should rely only on the assets directly held by SiriusPoint for payments on those debt securities. In addition, the payment of dividends by SiriusPoint’s subsidiaries are limited under the applicable insurance laws and regulations of Bermuda.
The operating subsidiaries of SiriusPoint are separate and distinct legal entities and have no obligation to pay any amounts due on the debt securities or to provide SiriusPoint with funds for its payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by SiriusPoint’s subsidiaries to SiriusPoint could be subject to statutory or contractual restrictions. Moreover, since certain of SiriusPoint’s subsidiaries are insurance companies, their ability to pay dividends to SiriusPoint is subject to regulatory limitations. See “Business—Regulation” in Third Point Reinsurance Ltd.’s ("TPRE") (n/k/a SiriusPoint Ltd.) Form 10-K for the year ended December 31, 2020.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the indenture does not limit us from incurring or issuing other secured or unsecured debt under the indenture or any other indenture that we may have entered into or enter into in the future. See the prospectus supplement relating to any offering of debt securities.

Terms of the Debt Securities
We may issue the debt securities in one or more series through a supplemental indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors, or a certificate of an authorized officer of SiriusPoint.
You should refer to the prospectus supplement relating to such debt securities for the specific terms of the debt securities. These terms may include the following:
•the title of the debt securities;
•any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);
•the stated maturity of the debt securities of the series;
•the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;
•the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders of debt securities of the series to whom interest is payable on any such interest payment dates;
•whether the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner in which such amounts shall be determined;
•the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;
•the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, and the manner in which the particular debt securities of such series (if less than all debt securities of such series are to be redeemed) are to be selected for redemption;
•our obligation, if any, to redeem, repay or purchase the debt securities of a series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
•if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•if other than the full principal amount thereof, the portion, or methods of determining the portion, of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;
•provisions granting special rights to holders of the debt securities of the series upon the occurrence of specific events;
•any deletions from, modifications of or additions to the events of default or our covenants provided for with respect to the debt securities of the series;
•if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible and, if other than by a resolution of our board of directors, the manner in which any election by us to defease such debt security shall be evidenced;
•whether the debt security of the series will be convertible or exchangeable into our common shares or our other securities or property and, if so, the terms and conditions upon which such debt security will be so convertible or exchangeable, including the conversion or exchange price or method of determining the conversion or exchange price and the conversion or exchange period;
•whether the debt security of the series are issuable as a global security and, in such case, the identity of the depositary for such series and the terms and conditions upon which global securities may be exchanged for certificated debt securities;
•the forms of the debt security of the series;
•any special tax implications of the debt security of the series, including any provisions for original issue discount securities, if offered;
•any change in the right of the trustee or the requisite holder to declare the principal amount thereof due and payable;
•any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities of the series;
•any restrictions on the registration, transfer or exchange of the debt securities of the series; and
•any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as described in “Modification and Waiver” herein).
Optional Redemption
The debt securities we may offer will not be subject to any sinking fund unless otherwise set forth in the prospectus supplement relating to such debt securities.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we may, at our option and at any time, redeem any series of debt securities, in whole or in part, at a redemption price equal to the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the redemption date. Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we may redeem debt securities in part only in the amount of $2,000 or integral multiples of $1,000 in excess thereof.
Notice of any redemption will be mailed (or, if the debt securities of the applicable series are represented by one or more global notes, transmitted in accordance with DTC standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the debt securities of the applicable series to be redeemed; provided, however, that any notice of redemption may be sent more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance or a satisfaction and discharge. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of debt securities called for redemption and all rights under such debt securities of the applicable series will terminate.
The notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above. If less than all of the debt securities of a series are to be redeemed, the trustee shall select the debt securities or portions of the debt securities to be redeemed by lot or in such other manner as the trustee shall deem appropriate and fair in accordance with DTC procedures. Such debt securities of such series may be selected in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any debt securities of such series to be redeemed in part will not be less than $2,000), and the trustee shall thereafter promptly notify us in writing of the numbers of debt securities of the series to be redeemed, in whole or in part; provided that, if the debt securities of such series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.
Special Payment Terms of the Debt Securities
We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the prospectus supplement relating to such debt securities.
The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the prospectus supplement relating to such debt securities.
If we use any index to determine the amount of payments of principal of and premium, if any, on any series of debt securities, we will also describe in the prospectus supplement relating to such debt securities the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.
Denominations, Registration and Transfer
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, we will issue the debt securities in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate, except as we may describe in the prospectus supplement relating to such debt securities. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indenture.
Unless otherwise set forth in the prospectus supplement relating to the debt securities of a particular series, the trustee will be the security registrar with respect to the debt securities issued under the indenture. We may at any time rescind the designation of any registrar that it initially designates or approve a change in the location through which the registrar acts. We will specify the registrar with respect to debt securities of any particular series in the prospectus supplement relating to the debt securities of that series.

Consolidation, Merger, Transfer of Assets and Other Transactions
So long as any debt securities are outstanding, SiriusPoint may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of, SiriusPoint’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with SiriusPoint, in each case unless:
•SiriusPoint is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than SiriusPoint, is organized and validly existing under the laws of Bermuda, the United Kingdom, the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of SiriusPoint’s obligations under the debt securities and the indenture;
•immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and
•SiriusPoint delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the indenture.
This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the shares, assets or liabilities of any of SiriusPoint’s direct or indirect wholly-owned subsidiaries to SiriusPoint or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of SiriusPoint’s direct or indirect wholly-owned subsidiaries (including Third Point Re (USA) Holdings Inc., Sirius International Insurance Group, Ltd., Sirius International Group, Ltd. and Sirius International Holdings, Ltd.) with and into SiriusPoint.
Events of Default, Notice and Waiver
The following shall constitute “events of default” under the indenture with respect to each series of the debt securities:
•our failure to pay any interest on any debt securities of such series when due and payable, continued for 30 days;
•our failure to pay principal of or premium, if any, on any debt securities of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;
•our failure to observe or perform any other of the covenants or agreements with respect to the debt securities of such series for 90 days after written notice of such failure is given to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the then outstanding debt securities of such series;
•certain defaults with respect to our indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would have otherwise become due and payable; and
•certain events of bankruptcy, insolvency or our reorganization.
If an event of default with respect to any debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; provided further that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt security of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Any past default under the indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series, outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default with respect to a series of debt securities of which it has received written notice and which is continuing with respect to the debt securities of such series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of the debt securities of any series may institute any action against us under the indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on the debt securities) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested the trustee to institute such action, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60 day period, the holders of a majority of the debt securities of such series do not give the trustee a direction inconsistent with the request.
We will be required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under the indenture. If we are in default, such statement shall specify all such defaults and the nature and status thereof of which we may have knowledge. We will be required, within 10 business days after becoming aware of any default, to deliver to the trustee a written notice specifying such default.
Defeasance and Covenant Defeasance
We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. We may exercise our defeasance option with respect to the debt securities notwithstanding its prior exercise of its covenant defeasance option.
Modification and Waiver
Under the indenture, we and the trustee may supplement the indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of the debt securities of a series, without the consent of those holders. We and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series, voting as a single class. However, the indenture will require the consent of each holder of debt securities of a series that would be affected by any modification that would:
•extend the fixed maturity of any debt securities of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;
•change our obligation to maintain an office or agency and for the purposes specified in the indenture;
•reduce the amount of principal payable upon acceleration of the maturity thereof;
•change the currency in which any debt security or any premium or interest is payable;
•impair the right to enforce any payment on or with respect to any debt security;
•reduce the percentage in principal amount of outstanding debt securities of such series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;
•reduce the requirements contained in the indenture for the consent of holders of the debt securities of such series; or
•modify any of the above provisions.
The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series to waive our compliance with certain covenants contained in the indenture.
Satisfaction and Discharge
The indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:
•have become due and payable;
•will become due and payable at their stated maturity within one year of deposit; or

•have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and (1) we deposit, or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, (2) we have paid all other sums payable us with respect to the debt securities, and (3) we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the debt securities have been complied with, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture, including our compensation and indemnification obligations in favor of the trustee.
Payment and Paying Agents
Payment of interest on the debt securities of a particular series on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.
Principal, interest and premium, if any, on the debt securities of a particular series will be payable in U.S. dollars at the office of the paying agent that we designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer in accordance with the indenture.
Initially, the trustee will act as paying agent for payments with respect to the debt securities of each series.
Subject to applicable law, all moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt securities of each series which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Relationship with the Trustee
The Bank of New York Mellon will serve as the trustee, security registrar and paying agent under the indenture. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee.

Description of Depositary Shares
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of Common Shares or Preference Shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
We may issue depositary shares that represent Common Shares or Preference Shares. The Common Shares or Preference Shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Common Shares or Preference Shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the Common Shares or Preference Shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
We may, at our option, elect to offer fractional shares of Common Shares or Preference Shares, rather than full Common Shares or Preference Shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a Common Share or a share of a particular series of Common Shares or Preference Shares as described below.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited Common Shares or Preference Shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Common Shares or Preference Shares to the record holders of depositary shares relating to the Common Shares or Preference Shares, in proportion to the numbers of the depositary shares owned by such holders.
In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption or Repurchase of Shares
Subject to the Companies Act, if a series of Common Shares or Preference Shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of Common Shares or Preference Shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the Common Shares or Preference Shares so redeemed or repurchased. Whenever we redeem or repurchase Common Shares or Preference Shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing Common Shares or Preference Shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.
Withdrawal of Shares
Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of Common Shares or Preference Shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of Common Shares or Preference Shares on the basis described in an applicable prospectus supplement for such series of Common Shares or Preference Shares, but holders of whole Common Shares or Preference Shares will not thereafter be entitled to deposit the Common Shares or Preference Shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole Common Shares or Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Common Shares or Preference Shares
Upon receipt of notice of any meeting at which the holders of any series of deposited Common Shares or Preference Shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of Common Shares or Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of Common Shares or Preference Shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Common Shares or Preference Shares represented by the holder’s depositary shares.
The depositary will attempt, insofar as practicable, to vote the amount of such series of Common Shares or Preference Shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the Common Shares or Preference Shares to the extent it does not receive specific instructions from the holder of depositary shares representing the Common Shares or Preference Shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing Common Shares or Preference Shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of Common Shares or Preference Shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Common Shares or Preference Shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed; or
•a final distribution in respect of the Common Shares or Preference Shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of Common Shares or Preference Shares and any redemption or repurchase of the Common Shares or Preference Shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Common Shares or Preference Shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Common Shares or Preference Shares.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, Common Shares or Preference Shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants
We may issue warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants to purchase Common Shares, Preference Shares, depositary shares, debt securities, or other securities described in this prospectus, or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
•the title of the warrants;
•the aggregate number of warrants;
•the price or prices at which the warrants will be issued;
•the currency or currencies in which the price of the warrants may be payable;
•the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;
•the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;
•the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);
•whether the warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
•if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;
•if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;
•information with respect to book-entry procedures, if any;

•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and
•the identify of the warrant agent;
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash the principal amount of underlying warrant securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.
Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Description of Units
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

Description of Share Purchase Contracts

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Common Shares, Preference Shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preference Shares or depositary shares.  The number and price per share of our Common Shares, Preference Shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts. The purchase contract agreement will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of share purchase contracts.

Plan of Distribution
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling security holders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement to or through underwriters in a public offering.
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically, the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.
The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

Validity of Securities
The validity of the Common Shares and Preference Shares offered by us hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered by us hereby other than the Common Shares and Preference Shares, as well as certain other legal matters, will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the securities offered by us hereby may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

Experts
The consolidated financial statements of Third Point Reinsurance Ltd. appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Third Point Reinsurance Ltd.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Ltd., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of Third Point Enhanced LP appearing in Third Point Reinsurance Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Sirius International Insurance Group, Ltd. included in Exhibit 99.1 of SiriusPoint Ltd.’s Current Report on Form 8-K dated May 7, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.siriuspt.com. None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation of Certain Information By Reference
We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021 (SEC File No. 001-36052);
•Current Reports on Form 8-K filed with the SEC on February 23, 2021, February 26, 2021, March 18, 2021 and May 7, 2021; and
•Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2021 (SEC File No. 001-36052).
All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.
You may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by written or oral request directed to SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke, Bermuda HM 08, Telephone: (441) 542 3300 or the Investor Relations portion of our website at https://investors.siriuspt.com/overview/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.”

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the general categories of expenses that the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	(1)
Trustee’s Fees and Expenses	(2)
Printing Expenses	(2)
Accountants’ Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Rating Agencies’ Fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Calculated based on the number of issuances and amount of securities offered. Accordingly, estimated expenses are not presently known.

Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
Provisions in the Bye-Laws provide that SiriusPoint shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty, gross negligence or wilful misconduct. The Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud, dishonesty, gross negligence or wilful misconduct of such director or officer. Section 98A of the Companies Act permits SiriusPoint to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not SiriusPoint may otherwise indemnify such officer or director.

Insofar as indemnification by SiriusPoint for liabilities arising under the Securities Act may be permitted to SiriusPoint’s directors, officers or persons controlling the company pursuant to provisions of the Bye-Laws, or otherwise, SiriusPoint has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of SiriusPoint in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, SiriusPoint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by SiriusPoint is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SiriusPoint maintains directors’ and officers’ liability insurance, which covers directors and officers of SiriusPoint against certain claims or liabilities arising out of the performance of their duties. SiriusPoint has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of its directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by SiriusPoint or in its right, arising out of such person’s services as a director or executive officer of SiriusPoint, any of its subsidiaries or any other company or enterprise to which the person provided services at SiriusPoint’s request.
Other Indemnification Arrangements
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Exhibit

1.1*	Forms of Underwriting Agreement.
2.1**
Agreement and Plan of Merger, dated as of August 6, 2020, by and among Third Point Reinsurance Ltd., Yoga Merger Sub Limited and Sirius International Insurance Group, Ltd. (incorporated by reference to Exhibit 2.1 to TPRE's Current Report on Form 8-K filed on August 7, 2020).

3.1**
Memorandum of Association of Third Point Reinsurance Ltd. (incorporated by reference to Exhibit 3.1 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

3.2**
Certificate of Deposit of Memorandum of Increase of Share Capital of Third Point Reinsurance Ltd. (incorporated by reference to Exhibit 3.1.1 to TPRE's Annual Report on Form 10-K filed with the SEC on February 28, 2014).

3.3**	Bye-laws of SiriusPoint Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).
4.1**	Specimen Common Share Certificate.
4.2**
Registration Rights Agreement, by and among Third Point Reinsurance Ltd. and each of the Members, dated as of December 22, 2011 (incorporated by reference to Exhibit 4.2 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

4.3**
Registration Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021 (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).

4.4**
Investor Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).

4.5**
Investor Rights Agreement, between SiriusPoint Ltd. and Daniel S. Loeb, dated February 26, 2021 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).

4.6**
Warrant Agreement, by and among SiriusPoint Ltd., Computershare Inc. and Computershare Trust Company, N.A., dated as of February 26, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).

4.7**
Warrant to Purchase Common Shares issued to KEP TP Holdings, L.P., dated as of December 22, 2011 (incorporated by reference to Exhibit 4.3 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

4.8**
Warrant to Purchase Common Shares issued to KIA TP Holdings, L.P., dated as of December 22, 2011 (incorporated by reference to Exhibit 4.4 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

4.9**
Warrant to Purchase Common Shares issued to P RE Opportunities Ltd., dated as of December 22, 2011 (incorporated by reference to Exhibit 4.6 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

4.10**
Warrant Subscription Agreement, by and among Third Point Reinsurance Ltd. and each of the signatories thereto, dated as of December 22, 2011 (incorporated by reference to Exhibit 4.7 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

4.11**
Agreement among Members by and among Third Point Reinsurance Ltd. and each of the Members, dated as of December 22, 2011 (incorporated by reference to Exhibit 4.8 of TPRE's registration statement on Form S-1 which was declared effective by the SEC on August 14, 2013).

4.12**
Assumption Agreement, by and among SiriusPoint Ltd., Bain Capital Special Situations Asia, L.P., CCOF Master, L.P., Centerbridge Credit Partners Master, LP, Centerbridge Special Credit Partners III, LP, and GPC Partners Investments (Canis) LP, dated February 26, 2021 (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).

4.13**
Warrant Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and Easterly Acquisition Corp. (including form of public warrant certificate) (incorporated by reference to Exhibit 4.1 to Sirius’ Annual Report on Form 10-K filed with the SEC on March 5, 2020).

4.14**
Form of Assignment, Assumption and Amendment Agreement to Warrant Agreement among Easterly Acquisition Corp., Sirius International Insurance Group, Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Sirius Group’s Annual Report on Form 10-K filed with the SEC on March 5, 2020).

4.15**	Form of Senior Indenture to be entered into between SiriusPoint Ltd., as issuer, and The Bank of New York Mellon, as Trustee.

4.16*	Form of Preference Share Certificate of Designation.
4.17*	Form of Senior Debt Security.
4.18*	Form of Deposit Agreement.
4.19*	Form of Warrant Agreement.
4.20*	Form of Unit Agreement.
4.21*	Form of Purchase Contract Agreement.
5.1**	Opinion of Conyers Dill & Pearman Limited.
5.2**	Opinion of Debevoise & Plimpton LLP.
23.1**	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.1).
23.2**	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.2).
23.3**	Consent of Ernst & Young Ltd., in respect of SiriusPoint Ltd.'s (f/k/a Third Point Reinsurance Ltd.) financial statements.
23.4**	Consent of Ernst & Young Ltd. in respect of Third Point Enhanced L.P.'s financial statements.
23.5**	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on signature pages for SiriusPoint).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee for the form of Senior Indenture.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement, a prospectus supplement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	Filed herewith.

Item 17. Undertakings.
A.    Rule 415 Offering
The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for purposes of determining liability under the Securities Act to any purchaser:
(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.    Filings Incorporating Subsequent Exchange Act Documents by Reference
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    SEC Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
D.    Qualifications of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of May, 2021.

SIRIUSPOINT LTD.
By:	/s/ Siddhartha Sankaran
Name: Siddhartha Sankaran
Title: Chief Executive Officer and Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY
SIRIUSPOINT LTD.
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Siddhartha Sankaran, David W. Junius and Rachael Dugan, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments to this registration statement) and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either or them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 7, 2021 by the following persons in the capacities indicated.

Signature	Title

/s/ Siddhartha Sankaran	Chief Executive Officer and Chairman of the Board (Principal Executive Officer) Authorized Representative in the United States
Siddhartha Sankaran
/s/ David W. Junius	Chief Financial Officer (Principal Financial Officer)
David W. Junius
/s/ Anthony Lehan	Chief Accounting Officer (Principal Accounting Officer)
Anthony Lehan
/s/ Joseph L. Dowling III
Joseph L. Dowling III	Director
/s/ Rafe de la Gueronniere
Rafe de la Gueronniere	Director

/s/ Gretchen A. Hayes
Gretchen A. Hayes	Director
/s/ Rachelle C. Keller
Rachelle C. Keller	Director
/s/ Sharon M. Ludlow
Sharon M. Ludlow	Director
/s/ Medhi A. Mahmud
Medhi A. Mahmud	Director
/s/ Daniel V. Malloy
Daniel V. Malloy	Director
/s/ Franklin (Tad) Montross IV
Franklin (Tad) Montross IV	Director
/s/ Mark Parkin
Mark Parkin	Director
/s/ Peter W.H. Tan
Peter W.H. Tan	Director
/s/ Joshua L. Targoff
Joshua L. Targoff	Director